Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-284568) and Form S-8 (Nos. 033-60163, 033-72524, 333-112253, 333-125903, 333-166907, 333-204142, 333-224751, 333-256016 and 333-285693) of Coeur Mining, Inc. of our report dated March 25, 2025 relating to the financial statements of SilverCrest Metals Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

March 25, 2025